UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)    August 12, 1996

        FIRST CHESAPEAKE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

9100 ARBORETUM PARKWAY, SUITE 160, RICHMOND, VIRGINIA  23226
       (Address of principal executive offices)

Registrant's telephone number, including area code   (804) 320-0160


(Former name of former address, if changed since last report.)


ITEM 1.	CHANGES IN CONTROL OF REGISTRATION

	Not applicable.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	Not applicable.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

	Not applicable.

ITEM 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

	Not applicable.

ITEM 5.	OTHER EVENTS

        The Board of Directors appointed Mark Mendelson to the Board of Directors on August 12, 1996. Mr. Mendelson becomes the fifth member of First Chesapeake Financial Corporation's Board of Directors. Since 1984, Mr. Mendelson has served as Chairman and Chief Executive Officer of Hampton Real Estate Group, Inc. Hampton Real Estate Group, Inc. is a diversified professional real estate brokerage, development, and management firm specializing in commercial and residential properties throughout the United States. This multi-faceted professional group oversees sales and marketing management of existing properties, construction of new properties, and provides rental and leasing services, as well as architectural furnishing design. Mr. Mendelson is a former director and past chairman of the Audit Committee of Equimark Bank Corporation (currently known as Integra) and sits on the boards of directors of a variety of civic and philanthropic institutions, including the Board of Trustees of Lehigh Valley Community College.

ITEM 6.	RESIGNATION OF REGISTRANT'S DIRECTORS

	Not applicable.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

	None.

ITEM 8.	CHANGES IN FISCAL YEAR

	Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        FIRST CHESAPEAKE FINANCIAL CORPORATION


August 23, 1996                         C. Harril Whitehusrt, Jr.
Date
                                        C. Harril Whitehurst, Jr., Chief
                                        Financial Officer and Executive Vice
                                        President